UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2006

M & F WORLDWIDE CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13780	02-0423416
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

35 East 62nd Street, New York, New York 10021
(Address of Principal Executive Offices) (Zip Code)

212-572-8600
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

1.    Certain Bonus Arrangements for Charles T. Dawson

On May 18, 2006 at the 2006 Annual Meeting of the Stockholders (the ‘‘Annual Meeting’’) of M & F Worldwide Corp., a Delaware corporation (the ‘‘Company’’), the stockholders of the Company approved certain bonus arrangements for Charles T. Dawson, President and Chief Executive Officer of the Company’s wholly owned subsidiary Clarke American Corp. (‘‘Clarke American’’), as set forth in Mr. Dawson’s employment agreement for the purposes of allowing such compensation to be deductible under Section 162(m) of the Internal Revenue Code of 1986 (the ‘‘Code’’). Mr. Dawson's employment agreement was approved by the Compensation Committee of the Company on December 15, 2005. Compensation earned pursuant to the annual bonus and LTIP (as defined and described below) provisions of Mr. Dawson's employment agreement are intended to qualify as ‘‘performance-based compensation’’ under Section 162(m) of the Code and are subject to approval by the stockholders of the Company.

Mr. Dawson's employment agreement provides for his employment as President and Chief Executive Officer of Clarke American commencing on December 15, 2005. In addition to Mr. Dawson's annual base salary of $595,000, he is entitled to receive an annual bonus of between 90% and 154% of his annual base salary based on the attainment of a certain percentage of consolidated EBITDA targets. He also participates in the LTIP for which he will be eligible to receive 50% of the bonus pool under the LTIP.

A copy of Mr. Dawson’s employment agreement was filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and is incorporated herein by reference to such Exhibit 10.16.

2.    2005 Long Term Incentive Plan

On May 18, 2006 at the Annual Meeting, the stockholders of the Company also approved the Company’s 2005 Long Term Incentive Plan (the ‘‘LTIP’’) for the purposes of allowing incentive compensation awarded thereunder to be deductible under Section 162(m) of the Code. The Company’s Board of Directors adopted the LTIP effective December 15, 2005, subject to stockholder approval at the Annual Meeting. The following summary of the material features of the LTIP is qualified in its entirety by reference to the complete text of the LTIP, which is attached hereto as Exhibit 10.1. A more extensive discussion of the terms of the LTIP is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2006.

The LTIP is administered by the Compensation Committee, which has the authority to determine eligibility for participation, establish the award cycle, award term, payment value, performance goals, performance measures and other criteria. Except as otherwise specifically limited in the LTIP, the Compensation Committee has full power and authority to construe, interpret and administer the LTIP. The LTIP provides that the Compensation Committee will select which employees of the Company and its affiliates will be participants during any given fiscal year the LTIP is in effect. Annual bonuses may also be awarded pursuant to the LTIP on terms and conditions established by the Compensation Committee. The Compensation Committee may amend, suspend or terminate the LTIP at any time, provided that no amendment may be made without the approval of the Company’s stockholders if the effect of any amendment would be to cause outstanding or pending awards that are intended to qualify for the ‘‘performance-based compensation’’ exception to Section 162(m) of the Code to cease to qualify for this exception.

The Performance Measures under the LTIP are as determined in the discretion of the Compensation Committee, based upon the Compensation Committee's determination of the goals that will most effectively further the Company's corporate objectives. Performance Measures may be based on performance goals for the Company, any affiliate or any division of the Company. The Performance Measures may include sales; cash flow; cash flow from operations; operating profit or income; net income; operating margin; net income margin; return on net assets; economic value added; return on total assets; return on common equity; return on total capital; total stockholder return; revenue; revenue growth; EBITDA; EBITDA growth; cumulative EBITDA over a period fixed by the Compensation Committee; basic earnings per share; diluted earnings per share; funds from operations per share and per share growth; cash available for distribution; cash available for distribution per share and per share growth; share price performance on an absolute basis and relative to an index of earnings per share or improvements in the Company's (or an affiliate's, or any division's) attainment of expense levels; implementing or completion of critical projects; or other reasonable criteria established by the Compensation Committee.

The payout that a participant is entitled to receive under the LTIP is based on a pre-determined percentage of the payment value, as set out in the participant's award agreement. The maximum payout that a participant may receive under the LTIP is $10,000,000.

An LTIP bonus pool was created for executives of Clarke American comprising 20% of the cumulative consolidated EBITDA achieved in excess of the target cumulative consolidated EBITDA of Clarke American (as defined in individual award agreements). Mr. Dawson is eligible to receive 50% of the LTIP bonus pool. The LTIP bonus pool has a 3-year performance cycle covering the period from January 1, 2006 until December 31, 2008. The participating executives are eligible to receive a fixed percentage of the LTIP bonus pool and their ultimate payout, if any, at the end of the third year is based on performance over the 3-year performance cycle. A copy of the form of award agreement relating to the Clarke American LTIP bonus pool is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference to such Exhibit 10.2.

3.    Amended and Restated Management Services Agreement

On May 24, 2006, the Company and MacAndrews & Forbes Inc. ("Holdings") entered into an amended and restated management services agreement (the "Management Services Agreement") to reflect the increased scope of the management services provided by Holdings to the Company and the increased size of the Company. Under the Management Services Agreement, Holdings will provide the services of the Company's Chief Executive Officer, Chief Financial Officer and General Counsel as well as additional advisory, transactional, legal, risk management, tax and accounting services, and the Company will pay to Holdings a quarterly fee of $1.25 million, beginning with the third quarter of 2006. The Company will pay to Holdings $750,000 payable under the prior management services agreement in respect of the period from January 1, 2006 to June 30, 2006. The Management Services Agreement will terminate on December 31, 2008, subject to automatic one-year renewal periods unless either party gives the other party written notice at least 90 days prior to the end of the initial term or a renewal period. The Management Services Agreement will also terminate in the event that Holdings or its affiliates no longer in the aggregate retain beneficial ownership of 10% or more of the outstanding common stock of the Company. The Management Services Agreement also contains customary indemnities covering Holdings and its affiliates and personnel.

Item 9.01    Financial Statements and Exhibits

Exhibit 10.1	M & F Worldwide Corp. 2005 Long Term Incentive Plan
Exhibit 10.2	M & F Worldwide Corp. 2005 Long Term Incentive Plan — Form of Award Agreement for Participating Executives of Clarke American Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M & F WORLDWIDE CORP.
By: /s/ Barry F. Schwartz

Name: Barry F. Schwartz, Esq. Title: Executive Vice President and General Counsel

Date:    May 24, 2006

INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 10.1	M & F Worldwide Corp. 2005 Long Term Incentive Plan
Exhibit 10.2	M & F Worldwide Corp. 2005 Long Term Incentive Plan — Form of Award Agreement for Participating Executives of Clarke American Corp.